UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2017 (September 5, 2017)

STATE AUTO FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8.	Other Events

Item 8.01	Other Events.

On September 5, 2017, State Auto Financial Corporation announced that it has named Kim B. Garland as Senior Vice President, Commercial Lines and Jason E. Berkey as Senior Vice President, Personal Lines.
Mr. Garland joined the company as Senior Vice President, Standard Lines, in 2015, with responsibility for all personal lines business. In his new role leading Commercial Lines, Mr. Garland will remain responsible for farm and ranch, and will continue serving as managing director of State Auto Labs.

Mr. Berkey most recently served as State Auto’s vice president of homeowners product management, a role he held since joining the company in 2015. He previously served as chief pricing actuary for AIG’s Global Consumer Business, and as chief actuary and chief risk officer at United Guaranty.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release issued by State Auto Financial Corporation on September 5, 2017.